Exhibit 99.2

PROXY CARD

REVOCABLE PROXY

SEVIER COUNTY BANCSHARES, INC.

Sevierville, Tennessee

«Customer_name» «Additional_name_1» «Additional_name_2» «Address_line_1» «Address_line_2» «City_state_zip»	Stockholder No: «Stockholder_number» Book Entry Shs: «Book_Entry_Shares» Certificate Shs: «Certificate_Shares» TOTAL SHARES: «Number_of_shares»	PROXY SOLICITED BY THE BOARD OF DIRECTORS«AddressBlock» FOR THE MEETING OF SHAREHOLDERS TO BE HELD ON Thursday, July 29, 2021

URGENT: PLEASE RETURN

By signing below, you, as a holder of common stock of Sevier County Bancshares, Inc. (the “Company”), appoint Bobby R. Stoffle or John M. Presley, to be your proxies. This appointment applies to each of them separately and allows them to appoint substitutes as needed. You are empowering them to vote all of your shares of common stock at the special meeting of the Company’s shareholders (the “Meeting”) to be held on Thursday, July 29, 2021, beginning at 10:00 a.m., local time, and at any adjournment or postponement of the Meeting. If you wish to revoke your proxy and vote at the meeting please notify or provide timely written notice of revocation to the Corporate Secretary of the Company so that we can confirm the number of shares eligible to vote.

Your proxies will vote on the proposals in the Proxy Statement for the Special Meeting of Shareholders of Sevier County Bancshares, Inc. and Prospectus of SmartFinancial, Inc. (“Proxy Statement / Prospectus”) as you specify on this card. If you do not indicate your vote, your proxies will vote FOR the approval of each of the matters below. **More information can be found in the Proxy Statement / Prospectus.**

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE FOLLOWING:

1.	To approve the Agreement and Plan of Merger, dated as of April 13, 2021, by and between the Company and SmartFinancial, Inc. (“SmartFinancial”), which provides for the merger of Sevier County Bancshares, Inc., with and into SmartFinancial, with SmartFinancial as the surviving company.

________ FOR	________ AGAINST	________ ABSTAIN

2.	To adjourn the Meeting, to a later date or dates if the board of directors of the Company determines such an adjournment is necessary to permit solicitation of additional proxies if there are not sufficient votes at the time of the Meeting to approve the Merger.

________ FOR	________ AGAINST	________ ABSTAIN

PLEASE MARK, SIGN BELOW, DATE, AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED. Please sign exactly as your name appears on your stock certificate. When shares are held by joint tenants, both joint tenants should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give your full title as such.

SIGNATURE

SECOND SIGNATURE IF HELD JOINTLY

DATED: ________, 2021